UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Royalty Pharma plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

110 East 59th Street
New York, New York 10022	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-238632

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Class A ordinary shares, par value $0.0001 per share, of Royalty Pharma plc, an English public limited company incorporated under the laws of England and Wales, as set forth under the caption “Description of Share Capital” in the prospectus forming a part of the Registration Statement on Form S-1 (Registration No. 333-238632), originally filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2020, as amended, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 15, 2020

ROYALTY PHARMA PLC

By:	/s/ Pablo Legorreta
Name:	Pablo Legorreta
Title:	Chief Executive Officer